Exhibit 99.1

Consolidated Financial Statements and
Independent Auditor’s Report

Barbeque Integrated, Inc. and Subsidiaries

As of January 1, 2023

Independent Auditor’s Report

Board of Directors

Barbeque Integrated, Inc.

Plantation FL

Opinion

We have audited the consolidated financial statements of Barbeque Integrated, Inc. and its subsidiaries (the Company), which comprise the consolidated balance sheet as of January 1, 2023, and the related consolidated statement of operations, stockholder’s deficit, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of January 1, 2023, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

1

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO USA, LLP

Fort Lauderdale, FL

April 14, 2023

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Barbeque Integrated, Inc. and Subsidiaries

Consolidated balance sheet

January 1, 2023
Asset
Current assets:
Cash and cash equivalents	$3,361,801
Accounts and other receivables	1,598,643
Inventories	2,741,796
Other current assets, net	1,790,801
Total current assets	9,493,041

Property and equipment, net	28,614,321
Right of Use Assets, net	39,110,685
Intangible assets, net	224,858
Deposits	563,465
Total assets	$78,006,370

Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable	4,756,256
Accrued expenses	6,207,965
Current portion of operating lease liability	12,541,042
Unearned revenue	2,935,166
Total current liabilities	26,440,429

Related party note payable	19,553,963
Operating lease liability	39,889,679
Deferred tax liability, net	282,776
Lease exit obligation	808,882
Total Liabilities	86,975,729

Commitments and contingencies

Stockholder’s deficit:
Common stock, $.001 par value, 1,000 shares authorized, Issued and outstanding	1
Additional paid-in capital	23,421,960
Accumulated deficit	(32,391,320)
Total liabilities and stockholder’s deficit	$78,006,370

The accompanying notes are an integral part of these consolidated financial statements.

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Barbeque Integrated, Inc. and Subsidiaries

Consolidated statement of operations

For the fiscal year ended	January 1, 2023

Net sales:	$184,643,679

Cost of sales (exclusive of items shown seperately below):
Food and beverage costs	54,215,174
Labor and benefits	55,431,240
Rent Expense	12,326,805
Restaurant operating expenses	43,041,354
Restaurant exits costs	30,287
Total cost of sales (exclusive of items shown seperately below)	165,044,860

Operating expenses:
Selling, general and administrative	13,779,594
Depreciation and amortization	6,639,455
Asset Impairment loss	1,331,421
Total operating expenses	21,750,470
Operating loss	(2,151,651)

Non-operating loss, net:
Interest expense	(870,991)
Other income	(302,438)
Total non-operating loss, net	(1,173,429)

Loss from operations before income taxes	(3,325,080)

Income tax expense	(65,597)

Net loss	$(3,390,677)

The accompanying notes are an integral part of these consolidated financial statements.

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Barbeque Integrated, Inc. and Subsidiaries

Consolidated statement of stockholder’s deficit

	Shares	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Total
Balances - January 2, 2022	1000	1	23,421,960	(29,380,309)	(5,958,348)
Cumulative effect of Adoption of ASU 2016-02 at January 3, 2022				379,666	379,666
Net loss				(3,390,677)	(3,390,677)
Balances - January 1, 2023	1000	$1	$23,421,960	$(32,391,320)	$(8,969,359)

The accompanying notes are an integral part of these consolidated financial statements.

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Barbeque Integrated, Inc. and Subsidiaries

Consolidated statement of cash flows

For the fiscal year ended	January 1, 2023
Cash flows from operating activities:
Net loss	$(3,390,677)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,639,455
Asset impairment loss	1,331,421
Loss on disposal of property and equipment	62,534
Non-cash lease cost	12,088,327
Inventory obsolescense	49,237
Deferred income taxes	25,259
Interest accretion on debt	403,963
Loss on lease termination	285,527
Proceeds from landlords for construction reimbursements	736,720
Lease termination payments	(537,500)
Changes in operating assets and liabilities
Accounts receivable	(494,671)
Inventories	9,907
Other current assets	(296,771)
Deposits	32,251
Accounts payable	750,742
Accrued expenses and other liabilities	(3,136,447)
Operating lease liability	(12,995,977)
Income taxes receivable	(124,239)
Unearned revenue	(725,851)
Net cash provided by operating activities	713,210

Cash flows from operating activities:
Purchases of property and equipment	(10,351,431)
Purchases of intangibles	(28,579)
Net cash used in investing activities	(10,380,010)

Cash flows from financing activities:
Borrowings under revolving line of credit	11,250,000
Payment of revolving line of credit	(1,000,000)
Net cash provided by investing activities	10,250,000

Net increase in cash and cash equivalents	583,200
Cash and cash equivalents, beginning of year	2,778,601
Cash and cash equivalents, end of year	$3,361,801

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$477,882
Cash paid during the year for income taxes	$170,581
Accrued capital expenditures	$(645,274)
Right of use assets obtained in exchange of lease liabilities	$4,378,563
Right of use assets reduced for terminated leases	$1,060,854

The accompanying notes are an integral part of these consolidated financial statements.

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Barbeque Integrated, Inc. and Subsidiaries

Notes to consolidated financial statements - continued

Note A – Organization and Summary of Significant Accounting Policies

Business and Basis of Presentation

The principal business of Barbeque Integrated, Inc., a wholly-owned subsidiary of Barbeque Holding, LLC, and its subsidiaries, Smokey Bones, LLC and Integrated Card Solutions, LLC (collectively, “the Company”), is to own and operate food and beverage restaurant facilities located in the Eastern and Midwest United States. The Company commenced its operations upon the acquisition of the assets and liabilities of Smokey Bones Barbeque and Grill (SB) restaurants from GMRI, Inc., GMR Restaurants of Pennsylvania, Inc., and Darden Concepts, Inc. on December 31, 2007.

Fiscal Year

The Company operates on a 52 or 53 week fiscal year. The 2022 fiscal year was a 52 week year ended on January 1, 2023.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company. All significant intercompany transactions are eliminated in the consolidation process.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and such differences could be material.

Working Capital

Our operations have not required significant working capital, and, like many restaurant companies, we may have negative working capital during the year. Revenues are received primarily in credit card or cash receipts, and restaurant operations do not require significant receivables or inventories. The Company provided net cash from operations of $713,210 for the year ended January 1, 2023.

Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash and accounts receivable from credit card processors. The Company considers all highly liquid investment instruments purchased with original maturities of three months or less from date of purchase to be cash equivalents. Accounts receivable from credit card processors are both short-term and liquid in nature and are typically converted to cash within three days of the sales transaction. At January 1, 2023, the Company had $1,928,822 in receivables from credit card processors, which were subsequently collected.

Inventories

Inventory consists of food, beverages and merchandise and is stated at the lower of cost or net realizable value. Cost is determined utilizing the first-in, first-out method. Appropriate consideration is given to obsolescence, excessive levels, deterioration and other factors in evaluating lower of cost or market.

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Barbeque Integrated, Inc. and Subsidiaries

Notes to consolidated financial statements - continued

Property and Equipment

Property and equipment are capitalized and recorded at cost, less accumulated depreciation. Depreciation and amortization is provided for utilizing the straight-line method over the estimated useful lives of the assets, which generally are as follows:

Furniture, fixtures and equipment	3-7 years
Leasehold improvements	7-20 years

Leasehold improvements are amortized over the shorter of the estimated useful lives of the improvements, or the remaining term of the lease. Normal repair and maintenance costs are charged to expense as incurred. Renovations, betterments and major repairs that materially extend the life of properties are capitalized and the assets replaced, if any, are retired. Upon the sale or retirement of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation and amortization and any resulting gain or loss is included in the accompanying consolidated statements of operations.

The Company capitalizes all direct costs incurred in the construction and renovation of its restaurants. Upon completion, these costs are reclassified from construction in progress to the applicable property and equipment classification and depreciated.

Impairment of Long-Lived Assets

The Company evaluates impairment whenever events or changes in circumstances indicate that the carrying amount of an asset grouping may not be recoverable.

For long-lived assets, including intangibles, the Company assesses periodically whether there are indicators of impairment. If such indicators are present, the Company assesses the recoverability of the long-lived assets by determining whether the carrying value of such assets can be recovered through projected undiscounted cash flows. If the sum of expected future cash flows, undiscounted and without interest charges, is less than the book value, the excess of the net book value over the estimated fair value, based on discounted future cash flows and appraisals, is charged to operations in the period in which such impairment is determined by management. For the year ended January 1, 2023, the Company recorded impairment of long-lived assets of $1,331,421 included in asset impairment loss in the accompanying consolidated statements of operations.

Intangible Assets

Intangible assets that are not deemed to have an indefinite life are amortized over their estimated useful life.

Deferred Loan Costs

The Company capitalized costs relating to its debt financing and is amortizing these costs over the life of the related debt using the straight line method, which approximates the effective interest method. Debt issuance costs related to a recognized debt liability are presented in the balance sheet as a direct deduction to the carrying amount of the debt liability.

Insurance Accruals

The Company maintains insurance coverage to cover material potential losses related to workers’ compensation, general liability and certain employment claims. During fiscal year 2022, the Company had a $25,000 self-insured retention limit for any covered general liability claim. Accrued liabilities related to general liability claims of $265,301 as of January 1, 2023 are included in accrued expenses in the accompanying consolidated balance sheets. Amounts have been recorded based on the Company’s estimates of the anticipated ultimate costs to settle all claims, both reported and unreported.

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Barbeque Integrated, Inc. and Subsidiaries

Notes to consolidated financial statements - continued

Revenue Recognition

Revenues are recognized in accordance with current guidance for revenue recognition as codified in Accounting Standards Topic 606 (“ASC 606”). Under ASC 606, revenue is recognized upon the transfer of promised products or services to customers in an amount that reflects the consideration the Company received in exchange for those products or services. Revenue is recognized when payment is tendered at the time of sale. The Company presents sales net of sales tax and other sales related discounts.

Unearned revenue pertains to gift cards that have been sold but not yet redeemed and earned awards under the Company’s loyalty program but not yet redeemed. Revenue is recognized when gift cards and loyalty rewards are redeemed by the customer. Breakage for unredeemed amounts is estimated based on historical experience and is recognized as revenue in proportion to the pattern of rights exercised by the customer. The Company recognized $165,000 as breakage for the year ended January 1, 2023.

Food and Beverage Costs

Food and beverage costs include inventory, warehousing and related purchasing and distribution costs.

Vendor Rebates

Third party vendor funds received in connection with marketing agreements are recognized as a reduction of marketing expense during the period in which the marketing activities occur. Third party vendor funds received in connection with volume purchase agreements are recognized as a reduction of cost of goods sold during the period in which purchases occur. Differences between estimated and actual periodic amounts are settled in accordance with the terms of the agreements.

Advertising Costs

Advertising costs are recorded as expenses in the period in which the costs are incurred. The total amount charged to advertising expense was $3,595,469 for the year ended January 1, 2023 and are included as a selling, general and administrative expense in the accompanying consolidated statements of operations.

Income Taxes

Deferred income tax assets and liabilities are based on the difference between the financial statement and tax bases of assets and liabilities as measured by the tax rates that are anticipated to be in effect when those differences reverse. The deferred tax provision generally represents the net change in deferred tax assets and liabilities during the period. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is established when it is necessary to reduce deferred tax assets to amounts for which realization is more likely than not. The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position.

Accounting Pronouncements Adopted in 2022

ASU 2016-02 In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-02, Leases, which requires lessees to recognize right of use (ROU) assets and lease liabilities on the balance sheet. The Company adopted the new standard as of January 3, 2022 using the modified retrospective method with an option to use certain practical expedients. The Company elected the transition method that allows it to initially apply the new standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The comparative period information has not been restated and continues to be reported under the accounting standard in effect for that period.

The Company recognized operating lease liabilities and corresponding ROU assets for substantially all of the leases it previously accounted for as operating leases, including leases related to closed restaurant properties. The initial ROU assets were calculated as the present value of the remaining operating lease payments using the incremental borrowing rate as of January 3, 2022, reduced by accrued occupancy costs such as closed restaurant exit obligations, deferred rent, unamortized lease incentives and impairment of ROU asset on certain underperforming restaurant operations consistent with leaseholds impaired prior to adoption of the new standard.

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Barbeque Integrated, Inc. and Subsidiaries

Notes to consolidated financial statements - continued

The unamortized deferred gain on sale leaseback transaction (see Note G) and the initial impairment of ROU assets were adjusted through a cumulative adjustment to opening balance of retained earnings. The $379,666 adjustment consisted of $1,839,839 recognition of deferred gain on sale leaseback reduced by a $1,460,173 impairment of the initial ROU assets related to closed store locations.

Subsequent to adoption of ASU 2016-02, the Company assesses whether an agreement contains a lease at inception and reviews all leases for finance or operating classification once control is obtained. ROU assets represent the Company’s right to an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at lease commencement date based on the present value of lease payments over the lease term. The ROU asset also includes lease payments made in advance and is reduced by lease incentives received. As most leases do not provide an implicit rate, the Company uses its incremental borrowing rate at commencement date in determining the present value of lease payments. Lease terms include options to extend the lease when it is reasonably certain that the Company will exercise that option. The Company assumes options are reasonably certain to be exercised when such options are required to achieve a minimum lease term for new restaurant properties and significant leasehold improvements costs are incurred near the end of a lease term. The Company also uses judgement in determining its incremental borrowing rate, which is based on its current borrowing rates or published market rates on debt with terms similar to the underlying lease. Lease cost amortization is recognized on a straight-line over the lease term unless the related ROU asset has been adjusted for an impairment charge.

ASU 2019-12 In December 2019, the FASB issued ASU 2019-12, Income Taxes (“Topic 740”) as part of its Simplification Initiative. This guidance provides amendments to simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. The Company adopted the new standard as of January 3, 2022. The standard did not have a significant impact on the Company’s financial statements.

Note B – Intangible Assets

Intangible assets consist of the following:

			Remaining
	January 1, 2023	Useful Life	Useful Life
Definite lived intangible assets:
Trade name	$11,619,922	15 years	-
Licenses	431,430	13 years	13 years
Favorable lease	458,380	19 years	4 years
Other	34,286	5 years	5 years
	12,544,018
Accumulated amortization	(12,319,160)
Intangible assets, net	$224,858

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Barbeque Integrated, Inc. and Subsidiaries

Notes to consolidated financial statements - continued

The amortization expense for intangible assets was approximately $797,000 for the year ended January 1, 2023 and is included in depreciation and amortization in the accompanying consolidated statements of operations. Future amortization expense will be as follows:

For years ended	Amount
2023	36,204
2024	36,202
2025	36,202
2026	36,202
2027	12,077
Thereafter	67,971
$224,858

Note C – Property and Equipment

Property and equipment, net, consists of the following:

January 1, 2023

Leasehold improvements	$30,817,856
Furniture, fixtures and equipment	42,917,557
73,735,413
Less: Accumulated depreciation and amortization	(45,121,092)
$28,614,321

Depreciation and amortization expense for the year ended January 1, 2023 was $5,842,236.

Note D – Fair Value Measurements

The Company does not have a material amount of financial assets or liabilities that are required under U.S. GAAP to be measured on a recurring basis at fair value. The Company is not a party to any material derivative financial instruments. The Company does not have a material amount of non-financial assets or non-financial liabilities that are required under U.S. GAAP to be measured at fair value on a recurring basis. The Company has not elected to use the fair value measurement option, as permitted under U.S. GAAP, for any assets or liabilities for which fair value measurement is not presently required. The Company believes the fair values of cash equivalents, accounts receivable and accounts payable approximate their carrying amounts due to their short duration. Due to the negotiation of its promissory note close to its fiscal year-end, the Company believes that the fair value of its Related party note payable approximates carrying value. The fair value of the related party note payable, which is classified as Level 2 in the fair value hierarchy, is determined based on market prices or, if market prices are not available, the present value of the underlying cash flows discounted at our incremental borrowing rates.

Note E – Financing Obligations

Promissory Note

On November 10, 2022, the Company entered into a promissory note with a related party (“Promissory Note”). The Promissory Note’s original draw repaid the Company’s outstanding revolving line of credit and interest and allows for additional unspecified amount of advances upon request. The Promissory Note has a fixed interest rate of 9.5% accruing daily. Interest accretes to the outstanding balance. The Promissory Note has a maturity date of November 10, 2027, allows for prepayments and requires mandatory prepayment in the event of sale, public offering or liquidation. As of January 1, 2023, the Promissory Note had an outstanding balance of $19,553,963, including $403,963 in accreted interest.

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Barbeque Integrated, Inc. and Subsidiaries

Notes to consolidated financial statements - continued

Revolving Line of Credit

On April 20, 2021, the Company entered into a $20,000,000 revolving credit loan authorization agreement with BMO Harris Bank N.A. (“BMO Agreement”). The BMO Agreement did not have a stated maturity and was due on demand. Interest on the BMO borrowings was paid quarterly at interest rates based on either LIBOR + 2.5% or Prime rate minus 0.25%. This revolving line of credit was fully repaid the balance upon executing the Promissory Note.

Note F – Exit Activities and Operating Lease Obligations

The Company periodically evaluates the performance of its operating restaurants. In fiscal 2022, the Company closed one location upon expiration of the lease. The costs incurred to close the restaurants in fiscal 2022 primarily relate to demarking the restaurants, removing equipment and lease termination and are included in restaurant exit costs on the accompanying consolidated statements of operations.

In fiscal 2022, the Company entered into an early lease termination agreement on a closed location. At January 1, 2023, the balance amounted to approximately $808,000 and is included in lease exit obligation on the accompanying consolidated balance sheet.

Closed restaurant operating expenses, net of sublease income, totaling $30,287 for the year ended January 1, 2023 are included as restaurant exit cost in the accompanying consolidated statement of operations.

Note G – Operating Leases

The Company leases restaurant facilities and equipment under non-cancelable operating leases having initial terms of 10 to 20 years for facilities and 2 to 3 years for equipment. Most of these restaurant facility leases also have renewal clauses of 5-10 years exercisable at the option of the Company while the equipment leases have 1 year renewals. Certain leases contain contingent rent, determined as a percentage of sales as defined in the applicable lease agreement and obligate the Company to pay occupancy costs such as property taxes, insurance and utilities. Variable lease payments, if any, included in rent expense consist of contingent rent, rent payments based on changes in an index and occupancy related costs such as common area maintenance expenses and property taxes. The Company includes renewal periods in its operating lease commitment when the renewals are considered reasonably assured of being exercised. We elected the package of practical expedients permitted under the transition guidance within Topic 842, which allowed us to carry forward prior conclusions about lease identification, classification and initial direct costs for leases entered into prior to adoption of Topic 842. Additionally, we elected to not separate lease and non-lease components for all of our leases. For leases with a term of 12 months or less, we elected the short-term lease exemption, which allowed us to not recognize right-of-use assets or lease liabilities for qualifying leases existing at transition and new leases we may enter into in the future.

Upon transition, on January 3, 2022. The Company recorded the following increases (decreases) to the respective line items on the Consolidated Balance Sheet:

Adjustment as of January 3, 2022
Right of use assets, net	$44,608,885
Lease exit obligation	(3,903,352)
Other Liabilities	(2,374,333)
Deferred rent	(5,559,393)
Operating lease liability	57,906,136
Retained earnings	379,666

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Barbeque Integrated, Inc. and Subsidiaries

Notes to consolidated financial statements - continued

Supplemental information related to the operating lease liability is as follows:

Fiscal year ending	January 1, 2023
Operating leases, property	$52,321,563
Operating leases, equipment	109,158
Total operating leases	52,430,721
Current portion of operating leases, property	(12,478,646)
Current portion of operating leases, equipment	(62,396)
Total current portion	(12,541,042)
Long-term portion	$39,889,679

Weight average remaining term in years
Operating leases, property	4.5
Operating leases, equipment	1.4
Weight average discount rate
Operating leases, property	5.00%
Operating leases, equipment	5.00%

Maturities of the operating lease liabilities is as follows at January 1, 2023:

	Operating	Operating
	Leases	Leases
Fiscal year ending	Property	Equipment	Total
2023	$12,762,463	$63,753	$12,826,216
2024	12,023,569	39,563	12,063,132
2025	10,844,362	11,396	10,855,758
2026	9,541,776	-	9,541,776
2027	9,067,927	-	9,067,927
Thereafter	7,365,138	-	7,365,138
Total lease payments	61,605,235	114,712	61,719,947
Less amount representing interest	(9,283,672)	(5,554)	(9,289,226)
Present value of lease liabilities	52,321,563	109,158	52,430,721
Less current portion	(12,478,646)	(62,396)	(12,541,042)
Long-term portion of lease liabilities	$39,842,917	$46,762	$39,889,679

In April 2020, the FASB issued guidance allowing entities to make a policy election whether to account for lease concessions related to the COVID-19 pandemic as lease modifications. The election applies to any lessor-provided lease concession related to the impact of the COVID-19 pandemic, provided the concession does not result in a substantial increase in the rights of the lessor or in the obligations of the lessee. For the year ended December 27, 2020, the Company was granted approximately $2,100,000 in non-substantial lease concessions in the form of rent payment deferrals related to the COVID-19 pandemic. The deferrals require monthly repayment primarily through December 31, 2021. All deferrals had been repaid by January 2, 2023. The Company elected to not account for these rent concessions as lease modifications.

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Barbeque Integrated, Inc. and Subsidiaries

Notes to consolidated financial statements - continued

Note H – Concentrations

Financial instruments, which potentially subject the Company to significant concentrations of credit risk, consist principally of cash and cash equivalents. The Company maintains cash balances at financial institutions. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”). Balances may, at times, exceed FDIC insurance limits.

The Company has agreements with one primary distributor for the delivery of food items and supplies which are purchased from multiple vendors but warehoused at the distributor’s facilities. This distributor provided for approximately 90.0% of food shipments (approximately $41.8 million) during the year ended January 1, 2023. The Company does not anticipate any interruption in deliveries from this distributor. In the event deliveries were disrupted for any reason, management believes alternative sources for shipment of purchases are available. In addition, the Company has suppliers that provide products or services to the restaurants. Management believes numerous alternative suppliers exist and no disruption is anticipated.

Note I – Income Taxes

The Company’s income tax expense was comprised of the following:

Year End
January 1, 2023
Current:
Federal	$-
State	40,338
40,338
Deferred:
Federal	25,259
$25,259

The Company accounts for income taxes whereby deferred income tax assets and liabilities are computed annually for differences between the financial reporting and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax rates and laws applicable to periods in which the differences are expected to affect taxable income.

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Barbeque Integrated, Inc. and Subsidiaries

Notes to consolidated financial statements - continued

The components of the deferred tax assets and liability at January 1, 2023 was as follows:

January 1, 2023
Deferred income tax assets:
Amortization of intangibles	$31,446
Lease termination	208,898
Lease liabilities	13,540,496
Tax credit carryforwars	17,326,065
Net operating loss carryforward	3,238,194
Accrued payroll	317,035
Insurance reserves	155,223
163(j) interest limitation	224,929
Other	302,215
35,344,501

Deferred income tax liability:
Right of use assets	(10,100,530)
Property and equipment depreciation	(3,244,261)
(13,344,791)

21,999,710
Less: Valuation allowance	(22,282,486)
Net deferred income tax liability	$(282,776)

A valuation allowance is utilized to reduce the carrying amount of deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. As of January 1, 2023, the Company has a deferred tax liability of $282,775 representing the benefit management has estimated will more likely than not be realized. After consideration of all of the evidence, both positive and negative, management has determined that a valuation allowance at January 1, 2023 is necessary to reserve for its deferred tax assets.

The income tax rate for the year ended January 1, 2023 was primarily impacted by tax credits and an increase to the valuation allowance.

As of January 1, 2023, the Company estimates indefinite pre-tax net operating loss carryforwards of approximately $11,324,000 and pre-tax state and city net operating loss carryforwards of approximately $987,000. The Company’s net operating losses are not subject to annual Section 382 limitations due to lack of ownership changes impacting the future realization.

The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. Increases or decreases to the unrecognized tax benefits could result from management’s belief that a position can or cannot be sustained upon examination based on subsequent information or potential lapse of the applicable statute of limitation for certain tax positions.

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Barbeque Integrated, Inc. and Subsidiaries

Notes to consolidated financial statements - continued

The Company and its subsidiaries file income tax returns in the U.S. federal jurisdiction and various state jurisdictions. The table below summarizes the open tax years and ongoing examinations in major jurisdictions as of January 1, 2023:

Jurisdiction	Open Years	In Process
United States – Federal Income Tax	2019-2022	N/A
United States – various states	2019-2022	N/A

The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. As of January 1, 2023, the Company had no material uncertain tax positions and provisions for interest or penalties related to uncertain tax positions.

On March 27, 2020, former President Trump signed into law the CARES Act. The legislation enacts various measures to assist companies affected by the COVID-19 pandemic. Key income tax-related provisions of the bill include temporary modifications to net operating loss utilization and carryback limitations, allowance of refundable alternative minimum tax credits, reduced limitation of charitable contributions, reduced limitation of business interest expense, and technical corrections to depreciation of qualified improvement property.

The Company continues to evaluate the impact from the passage of the CARES Act in the financial statements as of January 1, 2023. The Company utilized deferred payments of payroll tax which amounted to accrual of $0 as of January 1, 2023. Other new tax regulations under the CARES Act do not have a material impact on the financial statements. The Company has also reviewed the effects of the Act in determining the realizability of its deferred tax assets and did not change its conclusion that a valuation allowance is needed.

On December 27, 2020, former President Trump signed into law the Consolidated Appropriations Act, an omnibus spending bill that includes an array of COVID-related tax relief for individuals and businesses. The tax-related measures contained in the Act revise and expand provisions enacted earlier in the year by the Families First Coronavirus Response Act and the CARES Act. The Act also extends a number of expiring tax provisions. Additionally, the Act provides for a 100% deduction for certain business meals incurred in calendar year 2022, which were deductible at 50% for year ended December 31, 2020. The Company determined that income tax effects related to the passage of the Consolidated Appropriations Act were not material to the financial statements for the year ended January 1, 2023.

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The act includes the largest-ever U.S. investment committed to combat climate change, allocating $369 billion to energy security and clean energy programs over the next 10 years, including provisions incentivizing manufacturing of clean energy equipment. Starting on January 1, 2023, the IR Act imposed a 15% alternative minimum tax (AMT) on corporations with book income in excess of $1 billion. The Company is not expected to be subject to the new excise and AMT tax requirements. The Inflation Reduction Act of 2022 will not have a significant impact on the Company’s financial statements.

Note J –Contingencies

The Company’s management and its legal counsel assess contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, management and the Company’s legal counsel evaluate the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

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Barbeque Integrated, Inc. and Subsidiaries

Notes to consolidated financial statements - continued

Loss contingencies considered remote are generally not disclosed unless they involve guarantees or may materially adversely affect the financial position of the Company, in which case the nature of the guarantee or other matter would be disclosed. The Company does not believe any reserves need to be established for any of the periods presented.

Note K – Related Party Transactions

On December 31, 2007, the Company entered into a management services agreement (“Services Agreement”) with Sun Capital Partners Management V, LLC (“Sun”), a related party. The management fee and other reimbursable expenses paid to Sun during the fiscal year ended January 1, 2023 are included in selling, general and administrative expense in the accompanying consolidated statements of operations.

As disclosed in Note E, the Company entered into a promissory note with Sun Barbecue, LLC to refinance its existing debt and repay the Company’s outstanding revolving line of credit and interest for a total borrowing of approximately $19,292,000.

Note L – Subsequent Events

Management has evaluated subsequent events for potential disclosure in or adjustment to the consolidated financial statements through April 14, 2023, the date that the accompanying consolidated financial statements were available to be issued.

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